UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2009

VS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-3664322 (IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 10, 2009, Bernard D. Feiwus, a member of the Board of Directors of VS Parent, Inc. (the “Company”), the sole shareholder of VS Holdings, Inc., resigned from the Board of Directors of the Company. Mr. Feiwus’ departure is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Feiwus was not a member of any of the Company’s sub-committees.

(b) Effective April 14, 2009, Douglas B. Fox, a member of the Board of Directors of the Company, resigned from the Board of Directors of the Company. Mr. Fox’s departure is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Fox was also a member of the Company’s Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe Holdings, Inc.

Date: March 16, 2009	By:	/s/ Michael G. Archbold
Name: Michael G. Archbold
Title: Chief Financial Officer